UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 1000 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2018, Adamas Pharmaceuticals, Inc. (“Adamas”) entered into a Separation and Consulting Agreement (the “Agreement”) with Richard. A. King, effective as of September 15, 2018. In recognition of Mr. King’s service to Adamas and in consideration of his execution of a general release of claims, the Agreement provides Mr. King with the payments and benefits consistent with Adamas’ Executive Severance Plan, including: a cash payment of $488,800, which is equivalent to twelve months of Mr. King’s base salary, and monthly COBRA continuation premiums for him and his eligible dependents under Adamas’ health plans for up to twelve months. In addition, Mr. King will receive a 2018 discretionary bonus equal to his annual target bonus of 40% of his base salary, pro-rated for his partial year of employment in 2018, if a bonus is approved by Adamas’ Board of Directors. The bonus payment will be paid at the same time as other bonuses are paid in 2019 to Adamas employees. If and as needed by Adamas, Mr. King will provide consulting services to Adamas for a period of six months at a rate $400/hour.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	October 4, 2018	By:	/s/ Gregory T. Went
Gregory T. Went
Chief Executive Officer